UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On July 24, 2015, The Hain Celestial Group, Inc., (“Hain Celestial”) through its wholly-owned subsidiary Lima N.V., entered into a share purchase agreement (the “Purchase Agreement”) with certain sellers to acquire the entire issued share capital (the “Share Purchase”) of (1) Formatio Beratungs und Beteiligungs GmbH (“Formatio”), (2) Mona Oberwart Produktions GMBH (“Mona O”), and (3) Mona Naturprodukte GmbH (“Mona N”, and, collectively with Formatio and Mona O, the “Mona Group”).

As partial consideration for the Share Purchase, Hain Celestial issued, on July 24, 2015, 240,207 shares of its common stock in a private placement exempt from registration under the Securities Act of 1933, as amended, to certain sellers.

The Mona Group is a leader in plant-based foods and beverages with manufacturing facilities in Germany and Austria. The Mona Group offers a wide range of organic and natural products under the Joya® and Happy® brands, including soy, oat, rice and nut-based drinks as well as plant-based yogurts, desserts, creamers, tofu and private label products, sold to leading retailers in Europe, primarily in Austria and Germany and eastern European countries.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Stephen J. Smith
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper LLC (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)